Filed Pursuant to Rule 424(b)(5)

Registration No. 333-268282

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

DATED APRIL 13, 2023

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 18, 2022)

Shares of Common Stock

Warrants to Purchase up to Shares of Common Stock

We are offering                shares of our common stock, par value $0.001 per share, together with warrants to purchase up to                shares of our common stock (each, a “Warrant” and collectively, the “Warrants”). Each share of our common stock is being sold together with a Warrant to purchase one share of common stock. Each Warrant will have an exercise price of $                per share, will be exercisable immediately and will expire on the fifth anniversary of the date of issuance. The shares of our common stock and the Warrants are immediately separable and will be issued separately but will be purchased together in this offering. This prospectus supplement and the accompanying prospectus also relate to the offering of the shares of common stock issuable upon exercise of the Warrants. We collectively refer to the shares of common stock and Warrants offered hereby and the shares of common stock underlying the Warrants as the “securities.”

Our common stock is listed on The Nasdaq Capital Market under the symbol “MMAT.” The closing price of our common stock on April 12, 2023, as reported by Nasdaq, was $0.38 per share. There is no established public trading market for the Warrants, and we do not expect such a market to develop. We do not intend to apply to list the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission, or SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share and Accompanying Warrant	Total
Public offering price	$	$
Underwriting discount(1)	$	$
Proceeds to us, before expenses	$	$

(1)	See “Underwriting” beginning on page S-16 of this prospectus supplement for additional information regarding the compensation payable to the underwriters.

We have granted the underwriters the option to purchase up to                additional shares of our common stock and/or Warrants to purchase up to an additional                 shares of common stock, in any combination thereof, to cover over-allotments, if any, of the securities offered by this prospectus supplement and the accompanying prospectus. The purchase price to be paid by the underwriters per additional share of common stock will be $     , less the underwriting discount, and the purchase price to be paid by the underwriters will be $0.01 per additional Warrant to purchase one share of common stock, less the underwriting discount. The underwriters may exercise this option in whole or in part, at any time and from time to time within 30 days from the date of this prospectus supplement. If the underwriters exercise their option to purchase additional securities in full, we estimate that our net proceeds from this offering will be approximately $     , after deducting the underwriting discount and estimated offering expenses payable by us.

The underwriters expect to deliver the shares and the accompanying Warrants to investors on or about April     , 2023.

Ladenburg Thalmann	A.G.P.

The date of this prospectus supplement is April     , 2023

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, and any free writing prospectus we may authorize for use in connection with this offering, as well as the additional information described under “Where You Can Find Additional Information” on page S-20 of this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document filed after the date of this prospectus supplement and incorporated by reference in this prospectus supplement and the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $250 million. The $50 million of shares of common stock offered, issued and sold under this prospectus supplement is included in the $250 million of securities that may be offered, issued and sold by us pursuant to our shelf registration statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may authorize for use in connection with this offering. We have not, and the underwriters have not, authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Additionally, you should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference include trademarks, servicemarks and tradenames owned by us or other companies. All trademarks, servicemarks and tradenames included or incorporated by reference in this prospectus supplement or the accompanying prospectus are the property of their respective owners.

S-i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and our SEC filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this prospectus supplement and the accompanying prospectus and our SEC filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus include statements about:

•	our business strategy;

•	our strategy for protecting our intellectual property;

•	our ability to obtain necessary funding on favorable terms or at all;

•	our customers;

•	our plan and ability to secure revenues;

•	the risk of competitors entering the market;

•	our ability to hire and retain skilled staff;

•	our ability to obtain financing to fund future expenditures and capital requirements;

•	our plans with respect to new facilities and the scaling of our manufacturing capabilities; and

•	the impact of adoption of new accounting standards.

Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated in this prospectus supplement and the accompanying prospectus and any free writing prospectus we may authorize for use in connection with this offering. These factors and the other cautionary statements made in this prospectus supplement and the accompanying prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus supplement and the accompanying prospectus. Except as required by law, we do not assume any obligation to update any forward-looking statement. We disclaim any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement and in the documents we incorporate herein by reference. This summary is not complete and does not contain all the information you should consider before investing in our common stock pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” beginning on page S-6 of this prospectus supplement and the financial statements and related notes and the other information that we incorporated by reference herein, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any other filings that we file with the SEC from time to time. Unless the context indicates otherwise, references in this prospectus to “Meta Materials Inc.,” “we,” “our” and “us” refer, collectively, to Meta Materials Inc., a Nevada corporation, and its subsidiaries taken as a whole.

Company Overview

We are a developer of high-performance functional materials and nanocomposites. We are developing materials that we believe can improve the performance and efficiency of many current products as well as allow new products to be developed that we believe could not otherwise be developed without such materials. We believe we are positioned for growth, by pioneering a new category of intelligent surfaces. We enable our potential customers across a range of industries—consumer electronics, 5G communications, healthcare, aerospace, automotive, and clean energy—to deliver improved products to their customers. For example, our nano-optic metamaterial technology provides anti-counterfeiting security features for Central Bank customers and currencies and authentication for global brands. We have filed over 500 patent applications, of which 315 patents have issued.

We believe that we can create nanostructures on commonplace surfaces—such as windows, windshields, screens on our devices, even the glasses we wear on our heads – and we believe that the materials we are developing have the ability to potentially enable significant performance and efficiency advances.

We specialize in the design and fabrication of metamaterials, a new class of multi-functional surfaces that require less raw material and energy compared to traditional materials that have the potential to:

•	allow aerospace companies to keep their pilots and passengers safe from laser strikes.

•	permit defense companies to equip aircraft with lighter weight, more efficient solar technology.

•	enable cellular communications companies to embed nanostructures that turn glass windows into 5G antennas and reflectors to receive, amplify or distribute cellular signals.

•	allow auto manufacturers to de-ice and defog LiDAR, radar and camera sensors using a fraction of the energy currently needed without affecting the core sensor function.

•

enable battery OEMs to increase the safety and performance of lithium-ion batteries using a fraction of the materials or replacing them with nanocomposites that are several times more stable under heat than conventional materials.

Our platform technology includes holography, lithography, electro-optics, nano-optics, battery materials, and medical wireless sensing. The underlying approach that powers our platform technologies comprises advanced materials, metamaterials and functional surfaces. These materials include structures that are patterned in ways that manipulate light, heat, and electromagnetic waves in unusual ways. Our advanced structural design technologies and scalable manufacturing methods provide a path to broad commercial opportunities in aerospace and defense, automotive, energy, healthcare, consumer electronics, and data transmission.

Throughout 2022, we focused our resources on the pilot scale manufacturing of our NANOWEB® transparent conductive film applications, expansion of our production capacity in our ARfusion® smart lenses for AR eyewear, as well as the banknote and brand security lines, and more aggressive design, development and pre-clinical testing of certain medical products.

We have product concepts currently in various stages of development with multiple potential customers in diverse markets. Our business model is to co-develop innovative products or applications with industry leaders that add value. We believe that this approach enables us to understand market dynamics and ensure the relevance and need for our products.

Corporate Information

Our principal executive offices are located at 60 Highfield Park Drive, Dartmouth, Nova Scotia, Canada and our telephone number is (902) 482-5729. Our corporate website address is www.metamaterial.com. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and is not considered part of, this prospectus supplement or the accompanying prospectus. You should not rely on any such information in making your decision whether to purchase our common stock. We make available free of charge through our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

Preliminary Estimated Financial Information for First Quarter 2023

Our preliminary estimated financial information as of and for the first quarter ended March 31, 2023 is presented below. The preliminary estimated financial information included in this prospectus supplement has been prepared by, and is the responsibility of, our management. KPMG LLP, our independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the preliminary estimated financial information provided below.

Our preliminary unaudited estimates for the first quarter ended March 31, 2023 are as follows:

•	Between $6.25 million and $6.75 million in cash, cash equivalents and short-term investments as of March 31, 2023;

•	Between $1.4 million and $1.5 million in consolidated total revenue for the quarter ended March 31, 2023; and

•	Between $22.0 million and $24.5 million in consolidated comprehensive loss for the quarter ended March 31, 2023.

Our preliminary estimates of these financial results are based solely on information available to us as of the date of this prospectus supplement and are inherently uncertain and subject to change. Our actual financial results as of and for the three months ended March 31, 2023 are subject to the completion of our financial closing processes, any adjustments that may result from the completion of such processes, and the finalization of our actual financial statements and may differ materially from the preliminary estimated financial information we have provided as a result of completion of our final adjustments, review by our independent registered public accountants and other developments arising between now and the time that our financial results for such period are finalized. These preliminary estimates are not a comprehensive statement of our expected financial results for the three-month period ended March 31, 2023 and should not be viewed as a substitute for full financial statements prepared in accordance with generally accepted accounting principles (GAAP). In addition, these preliminary estimates for the fiscal quarter ended March 31, 2023 are not necessarily indicative of the results to be achieved in any future period. Accordingly, you should not place undue reliance on these preliminary estimated financial results. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” for a discussion of certain factors that could result in differences between the preliminary estimated unaudited financial information provided above and the actual results.

Our actual unaudited condensed consolidated interim financial statements and related notes as of and for the fiscal quarter ended March 31, 2023 are not expected to be filed with the SEC until May 2023.

THE OFFERING

Issuer	Meta Materials Inc.

Common stock offered by us	shares of our common stock.

Warrants offered by us	Warrants to purchase an aggregate of shares of common stock. Each share of our common stock is being sold together with one Warrant to purchase one share of our common stock. Each Warrant will have an exercise price of $ per share, will be immediately exercisable and will expire on the fifth anniversary of the date of issuance. This prospectus supplement and the accompanying prospectus also relate to the offering of the shares of common stock issuable upon exercise of the Warrants. The exercise price of the Warrants and the number of shares into which the Warrants may be exercised are subject to adjustment in certain circumstances. See “Description of the Securities We are Offering” on page S-14.

Underwriters’ option to purchase additional securities[1]	We have granted to the underwriters a 30-day option to purchase up to additional shares of our common stock and/or Warrants to purchase up to an additional shares of common stock, or any combination thereof at a price of $ per share of common stock, less the underwriting discount, and $0.01 per additional Warrant to purchase one share of common stock, less the underwriting discount, in each case to cover overallotments in connection with this offering.

Common stock to be outstanding after this offering	shares, assuming no exercise of the Warrants (or shares if the underwriters’ option to purchase additional securities is exercised in full).

Use of proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes, which include, but are not limited to, on-going development of our existing and future products, such as our advanced materials NPORE® and NCORE™ for Li-ion battery applications, electro-optical devices, the expansion of our manufacturing facilities, capital equipment purchases, as well as general and administrative expenses. Please see “Use of Proceeds” on page S-9.

[1]

Because the Warrants are not listed on a national securities exchange or other nationally recognized trading market, the underwriters will be unable to satisfy any over-allotment of shares and Warrants without exercising the underwriters’ over-allotment option with respect to the Warrants. As a result, the underwriters have informed us that they intend to exercise their over-allotment option for all of the Warrants which are over-allotted, if any, at the time of the initial offering of the shares and the Warrants. However, because our common stock is publicly traded, the underwriters may satisfy some or all of the over-allotment of shares of our common stock, if any, by purchasing shares in the open market and will have no obligation to exercise the over-allotment option with respect to our common stock. If the underwriters exercise their over-allotment option with respect to the Warrants in full, but do not exercise their over-allotment option with respect to our common stock, then the effective Warrant coverage for each share of common stock sold in this offering would be 115% instead of the 100% stated on the cover page of this prospectus supplement.

Risk factors	This investment involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in our securities.

Nasdaq Capital Market symbol	Our common stock is listed on the Nasdaq Capital Market under the symbol “MMAT.” There is no established public trading market for the Warrants, and we do not expect such a market to develop. We do not intend to apply to list the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

The number of shares of our common stock that will be outstanding after this offering is based on 383,744,887 shares of common stock issued and outstanding as of March 31, 2023 and excludes as of that date:

•

30,810,546 shares of our common stock issuable upon the exercise of outstanding stock options under our 2021 Equity Incentive Plan (the “2021 Plan”), at a weighted-average exercise price of $0.85 per share;

•	5,063,982 shares of our common stock issuable upon the vesting of restricted stock units under our 2021 Plan;

•	3,910,184 shares of our common stock issuable upon the redemption of deferred stock units under our 2021 Plan;

•	39,920,919 shares of our common stock issuable upon the exercise of outstanding warrants, at a weighted-average exercise price of $1.93 per share; and

•	13,686,373 shares of our common stock reserved for future issuance under the 2021 Plan.

Unless otherwise indicated, all information in this prospectus reflects and assumes (i) no exercise of the Warrants offered hereby and (ii) no exercise of the underwriters’ option to purchase additional securities.

RISK FACTORS

Investing in our securities involves a high degree of risk and uncertainty. In addition to the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, you should carefully consider the risks described below, before making an investment decision with respect to the securities. We expect to update these Risk Factors from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus supplement. These updated Risk Factors will be incorporated by reference in this prospectus supplement and the accompanying prospectus. Please refer to these subsequent reports for additional information relating to the risks associated with investing in our common stock. If any of such risks and uncertainties actually occurs, our business, financial condition, and results of operations could be severely harmed. This could cause the trading price of our common stock to decline, and you could lose all or part of your investment. Our actual results could differ materially from those anticipated in the forward-looking statements made throughout this prospectus supplement or the documents incorporated by reference into this prospectus supplement and the accompanying prospectus as a result of different factors, including the risks we face described below.

Risks Related to this Offering

Our preliminary financial estimates represent management’s current estimates and are subject to change.

The preliminary estimated financial information contained in “Prospectus Supplement Summary — Recent Developments — Preliminary Estimated Financial Information for First Quarter 2023” represents only preliminary estimates and is based on information available to management as of the date of this prospectus supplement and these estimates could change. Our actual financial results as of and for the three months ended March 31, 2023 are subject to the completion of our financial closing processes, any adjustments that may result from the completion of such processes, and the finalization of our actual financial statements. Such actual financial results will not be available until after this offering is completed and, consequently, will not be available to you prior to investing in this offering. Our actual financial results as of and for the three months ended March 31, 2023 may differ materially from the preliminary estimated financial information we have provided as a result of completion of our final adjustments, review by our independent registered public accountants and other developments arising between now and the time that our financial results for such period are finalized. KPMG LLP has not audited, reviewed, compiled or performed any procedures with respect to such preliminary estimated financial information as of and for the three months ended March 31, 2023. Accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect to these preliminary estimated amounts. Complete results as of and for the quarter ended March 31, 2023 will be included in our Quarterly Report on Form 10-Q. See the other risks described in this section and “Cautionary Note Regarding Forward-Looking Statements” for additional information regarding factors that could result in differences between these preliminary estimated financial results and the actual financial results we will report.

Our failure to satisfy certain listing requirements may result in our common stock being delisted from the Nasdaq Capital Market, which could eliminate the trading market for our common stock.

On March 20, 2023, we received written notice from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that we are not in compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have a period of 180 calendar days, or until September 18, 2023, to regain compliance with the Bid Price Rule. To regain compliance, the closing bid price of our common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this 180-day period. The written notice we received from Nasdaq was a notice of deficiency, not delisting, and does not currently affect the listing or trading of shares of our common stock on The Nasdaq Capital Market, which continues to trade under the symbol “MMAT.” We intend to continue actively monitoring the closing bid price of shares of our common stock and may, if appropriate, consider implementing available options to regain compliance with the Bid Price Rule.

If we do not regain compliance within the allotted compliance periods, including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that our common stock will be subject to delisting. We would then be entitled to appeal that determination to a Nasdaq hearings panel. If the stock is delisted, we may trade on the over-the-counter market, or even in the pink sheets, which would significantly decrease the liquidity of an investment in our common stock. In addition, the stock may be deemed to be penny stock. If our common stock is considered penny stock, we would be subject to rules that impose additional sales practices on broker-dealers who sell our securities. For example, broker-dealers would have to make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. Also, a disclosure schedule must be prepared prior to any transaction involving a penny stock and disclosure is required about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly statements are also required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock. Because of these additional obligations, some brokers may be unwilling to effect transactions in penny stocks. This could have an adverse effect on the liquidity of our common stock and the ability of investors to sell the common stock.

We will have broad discretion in the use of proceeds from this offering and our existing cash, and we may invest or spend the proceeds and such cash in ways with which you do not agree and in ways that may not yield a return.

We will have broad discretion in the application of the net proceeds to us from this offering, including for any of the purposes described in the section of this prospectus supplement entitled “Use of Proceeds,” and our existing cash and cash equivalents and marketable securities. You may not agree with our decisions, and our use of the proceeds and our existing cash and cash equivalents and marketable securities may not improve our results of operations or enhance the value of our shares of common stock. You will be relying on the judgment of our management regarding the application of the proceeds of this offering. The results and effectiveness of the use of proceeds are uncertain, and we could spend the net proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our shares of common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our shares of common stock to decline.

New investors in our shares of common stock and accompanying Warrants will experience immediate and substantial dilution after this offering.

Since the combined public offering price for our shares of common stock and accompanying Warrants in this offering is substantially higher than the net tangible book value per share of common stock outstanding prior to this offering, you will suffer immediate and substantial dilution in the net tangible book value of the shares of common stock you purchase in this offering or obtained upon exercise of the Warrants. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase securities in this offering.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

In the future, we may issue additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

There is no public market for the Warrants being offered in this offering.

There is no established public trading market for the Warrants, and we do not expect such a market to develop. We do not intend to apply to list the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Holders of Warrants purchased in this offering will have no rights as a common stockholder until such holder exercises its Warrants and acquires our common shares, except as set forth in such Warrants.

Until holders of Warrants acquire shares of our common stock upon exercise thereof, such holders will have no rights with respect to the shares of our common stock underlying the Warrants. Upon exercise of the Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The Warrants are speculative in nature.

The Warrants do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price for a limited period of time. Specifically, holders of the Warrants may exercise their right to acquire the common stock and pay an exercise price of $                per share, subject to certain adjustments, commencing on the date of issuance until expiration on the fifth anniversary of the date of issuance, after which period any unexercised Warrants will expire and have no further value. Moreover, following this offering, the market value of the Warrants, if any, is uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their imputed offering price. The Warrants will not be listed or quoted for trading on any market or exchange. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the Warrants, and consequently, it may not ever be profitable for holders of the Warrants to exercise the Warrants.

The price of our Common Stock may be volatile.

The market price of our common stock may fluctuate substantially. For example, from June 28, 2021, the date we began trading on the Nasdaq Capital Market under the symbol “MMAT,” through April 11, 2023, the market price of our common stock has fluctuated between $0.41 and $9.97 per share. The price of our common stock that will prevail in the market may be higher or lower than the price that you have paid, depending on many factors, some of which are beyond our control and may not be related to our operating performance. Stock market volatility may also adversely affect the trading price of our common stock. In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our profitability and reputation.

Risks Related to the Spin-Off

Our spin-off of our oil and gas operations could be challenged under various state and federal fraudulent transfer laws.

In December 2022, we distributed all of our 165,472,241 outstanding shares of common stock of Next Bridge Hydrocarbons Inc. (“Next Bridge”) to holders of our Series A Non-Voting Preferred Stock on a pro rata basis ( the “Spin Off”). It is possible that an unpaid creditor of Next Bridge or an entity vested with the power of such creditor (such as a trustee or debtor-in-possession in a bankruptcy) could claim under various state and federal fraudulent conveyance laws that the Spin-off left Next Bridge insolvent or with unreasonably small capital or that we intended or believed Next Bridge would incur debts beyond its ability to pay such debts as they mature. If a court were to agree with such a plaintiff, then such court could void the Spin-off as a fraudulent transfer and seek recovery of Next Bridge’s liabilities from us. No assurance can be given as to what standard a court would apply to determine insolvency or that a court would determine that Next Bridge was insolvent at the time of or after giving effect to the Spin-off. Were a court to decide that the Spin-off was a fraudulent transfer and that we are responsible for any part of Next Bridge’s liabilities, our financial condition and results of operations could be materially and adversely affected.

Public attention to and inquiries regarding the “naked” short selling of our previously outstanding Series A Preferred Stock may negatively affect the trading value of our common stock.

Published reports assert that traders engaged in widespread violations of Regulation SHO by effecting “naked” short selling of our Series A Preferred Stock prior to the Spin-Off. The circumstances around the trading of the Series A Preferred Stock have generated significant public interest. We believe that the Financial Institutions Regulatory Authority and other entities may be reviewing the occurrence of naked short selling in general and possibly naked short selling in our Series A Preferred Stock in particular. The resulting public attention may make investors less willing to buy our common stock and could negatively affect the trading price of our common stock.

USE OF PROCEEDS

We estimate the net proceeds from the sale of the shares of common stock and accompanying Warrants by us in this offering will be approximately $        million (or approximately $        million if the underwriters’ option to purchase additional securities is exercised in full) after deducting the underwriting discount and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, which include, but are not limited to, on-going development of our existing and future products, such as our advanced materials NPORE® and NCORE™ for Li-ion battery applications, electro-optical devices, the expansion of our manufacturing facilities, capital equipment purchases, as well as general and administrative expenses.

We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, technologies, product candidates or intellectual property, although we have no present commitments or agreements to do so.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering. Pending our use of the net proceeds from this offering, we plan to invest the net proceeds of this offering in short-term, investment-grade, interest-bearing securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock at any time in the foreseeable future. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our common stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on, among other factors, our financial condition, operating results, capital requirements, general business conditions, the terms of any future credit agreements and other factors that our board of directors may deem relevant.

DILUTION

If you invest in our securities, your interest will be diluted immediately to the extent of the difference between the combined public offering price per share and accompanying Warrant and the as-adjusted net tangible book value per share of our common stock after this offering.

The net tangible book value of our common stock as of December 31, 2022, was approximately $101.2 million, or approximately $0.28 per share based upon 362,247,867 shares outstanding as of that date. Net tangible book value per share represents the amount of our total tangible assets, excluding goodwill and intangible assets, less total liabilities, divided by the total number of shares of our common stock outstanding. Dilution per share to new investors represents the difference between the amount per share and accompanying Warrant paid by purchasers in this offering and the as-adjusted net tangible book value per share of our common stock immediately following the completion of this offering.

After giving effect to the sale of        shares of our common stock and accompanying Warrants to purchase up to        shares of our common stock at the combined public offering price of $        per share and accompanying Warrant and after deducting the underwriting discount and estimated offering expenses payable by us (assuming (i) no exercise of the Warrants being offered in this offering, (ii) no value is attributed to such Warrants and (iii) that such Warrants are classified as and accounted for as equity), our as-adjusted net tangible book value as of December 31, 2022, would have been approximately $        million or approximately $        per share. This represents an immediate increase in net tangible book value of approximately $        per share to our existing stockholders and an immediate dilution in as-adjusted net tangible book value of approximately $        per share to purchasers of securities in this offering, as illustrated by the following table:

Combined public offering price per share and accompanying Warrant			$
Net tangible book value per share as of December 31, 2022		$0.28
Increase per share attributable to this offering	$
As-adjusted net tangible book value per share as of December 31, 2022, after giving effect to this offering			$

Dilution per share to new investors participating in this offering			$

If the underwriters’ option to purchase additional securities is exercised in full, the as adjusted net tangible book value per share after giving effect to the offering would be $        per share, the decrease in the net tangible book value per share to existing stockholders would be $        per share and the dilution to the new investors would be $        per share.

Because the Warrants are not listed on a national securities exchange or other nationally recognized trading market, the underwriters will be unable to satisfy any over-allotment of shares and Warrants without exercising the underwriters’ over-allotment option with respect to the Warrants. As a result, the underwriters have informed us that they intend to exercise their over-allotment option for all of the Warrants which are over-allotted, if any, at the time of the initial offering of the shares and the Warrants. However, because our common stock is publicly traded, the underwriters may satisfy some or all of the over-allotment of shares of our common stock, if any, by purchasing shares in the open market and will have no obligation to exercise the over-allotment option with respect to our common stock. If the underwriters exercise their over-allotment option with respect to the Warrants in full, but do not exercise their over-allotment option with respect to our common stock, then the effective Warrant coverage for each share of common stock sold in this offering would be 115% instead of the 100% stated on the cover page of this prospectus supplement.

The table and discussion above are based on 383,744,887 shares of common stock issued and outstanding as of March 31, 2023 and excludes as of that date:

•

30,810,546 shares of our common stock issuable upon the exercise of outstanding stock options under our 2021 Equity Incentive Plan (the “2021 Plan”), at a weighted-average exercise price of $0.85 per share;

•	5,063,982 shares of our common stock issuable upon the vesting of restricted stock units under our 2021 Plan;

•	3,910,184 shares of our common stock issuable upon the redemption of deferred stock units under our 2021 Plan;

•	39,920,919 shares of our common stock issuable upon the exercise of outstanding warrants, at a weighted-average exercise price of $1.93 per share; and

•	13,686,373 shares of our common stock reserved for future issuance under the 2021 Plan.

Unless otherwise indicated, the discussion and table above reflects and assumes (i) no exercise of the Warrants offered hereby and (ii) no exercise of the underwriters’ option to purchase additional securities.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering          shares of our common stock and Warrants to purchase up to an aggregate of          shares of our common stock at a combined public offering price of $     per share and accompanying Warrant. Each share of our common stock is being sold together with a Warrant to purchase one share of our common stock. The shares of our common stock and accompanying Warrant will be issued separately. We are also registering the shares of our common stock issuable from time to time upon exercise of the Warrants offered hereby.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” in this prospectus and are incorporated herein by reference.

Warrants

The following summary of certain terms and provisions of the Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of Warrants, the form of which will be filed as an exhibit to a Current Report on Form 8-K and incorporated into the registration statement of which this prospectus forms a part.

Duration and Exercise Price

Each Warrant offered hereby will have an exercise price of $     per share. The Warrants will be immediately exercisable and may be exercised until five years from the date of issuance. The Warrants will be issued separately from the common stock and may be transferred separately immediately thereafter. The Warrants will be issued in certificated form only.

Exercise Price Adjustments

The exercise price of the Warrants will be subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock (a “Share Combination Event”) and also upon any distributions of assets, including cash, stock or other property or rights to our stockholders. Subject to certain exceptions, the Warrants provide for adjustment of the exercise price for a period of one year from the date of issuance if we or any of our subsidiaries, as applicable, sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any shares of our common stock or common stock equivalents, at an effective price per share that is less than the exercise price then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”). In the event a Dilutive Issuance occurs, the exercise price will be reduced to the greater of the Base Share Price and a floor price of $     (the “Floor Price”).

If at any time and from time to time on or after the date of issuance and prior to the second anniversary thereof a Share Combination Event occurs (the date of such event, the “Share Combination Event Date”) and the average daily volume weighted average price during the five consecutive trading days commencing on the Share Combination Event Date (the “Event Market Price”) is less than the exercise price then in effect (after giving effect to the adjustment in the exercise price upon a stock dividend, stock split or similar transaction), then on the sixth trading day the exercise price then in effect will be reduced (but in no event increased) to the Event Market Price, but in no event less than the Floor Price.

Exercisability

The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Warrants to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

Cashless Exercise

If, at the time a holder exercises its Warrants, a registration statement registering the issuance or resale of the shares of common stock underlying the Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Warrant.

Fundamental Transactions

In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of the voting power represented by our outstanding shares of capital stock, any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of capital stock, any merger with or into another entity or a tender offer or exchange offer approved by more than 50% of the voting power represented by our outstanding shares of capital, then upon any subsequent exercise of a Warrant, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the Warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Warrants have the right to require us or a successor entity to redeem the Warrants for cash in the amount of the Black-Scholes Value (as defined in each Warrant) of the unexercised portion of the Warrants concurrently with or within 30 days following the consummation of a fundamental transaction.

However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Warrant that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Transferability

Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established public trading market for the Warrants, and we do not expect such a market to develop. We do not intend to apply to list the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Right as a Stockholder

Except as otherwise provided in the Warrants or by virtue of the holder’s ownership of shares of our common stock, such holder of Warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder exercises such holder’s Warrants. The Warrants will provide that the holders of the Warrants have the right to participate in distributions or dividends paid on our shares of common stock.

Waivers and Amendments

The Warrants may be modified or amended or the provisions of such Warrants waived with our consent and the consent of the holders of at least a majority of the outstanding Warrants.

UNDERWRITING

We have entered into an underwriting agreement with Ladenburg Thalmann & Co. Inc. and A.G.P./Alliance Global Partners, who we refer to as the underwriters, with respect to the shares of common stock and Warrants subject to this offering. Subject to certain conditions, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the number of shares of common stock and Warrants provided below opposite their respective names.

Underwriters	Number of Shares	Number of Warrants
Ladenburg Thalmann & Co. Inc.
A.G.P./Alliance Global Partners
Total

The underwriters are offering the shares of common stock and Warrants subject to their acceptance of the shares of common stock and Warrants from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock and Warrants offered by this prospectus supplement and the accompanying prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock and Warrants if any such shares and Warrants are taken. However, the underwriters are not required to take or pay for the securities covered by the underwriters’ over-allotment option described below.

Over-allotment Option

We have granted the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of         additional shares of common stock and/or Warrants to purchase up to an additional         shares of common stock, in any combination thereof, to cover over-allotments, if any, of the securities offered by this prospectus supplement and the accompanying prospectus.    The purchase price to be paid by the underwriters per additional share of common stock will be $         , less underwriting discounts and commissions, and the purchase price to be paid by the underwriters will be $0.01 per additional Warrant to purchase one share of common stock, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to certain conditions, to purchase a number of additional shares and/or Warrants proportionate to that underwriter’s initial purchase commitment as indicated in the table above for which the option has been exercised. Because the Warrants are not listed on a national securities exchange or other nationally recognized trading market, the underwriters will be unable to satisfy any over-allotment of shares and Warrants without exercising the underwriters’ over-allotment option with respect to the Warrants. As a result, the underwriters have informed us that they intend to exercise their over-allotment option for all of the Warrants which are over-allotted, if any, at the time of the initial offering of the shares and the Warrants. However, because our common stock is publicly traded, the underwriters may satisfy some or all of the over-allotment of shares of our common stock, if any, by purchasing shares in the open market and will have no obligation to exercise the over-allotment option with respect to our common stock. If the underwriters exercise their over-allotment option with respect to the Warrants in full, but do not exercise their over-allotment option with respect to our common stock, then the effective Warrant coverage for each share of common stock sold in this offering would be          % instead of the          % stated on the cover page of this prospectus supplement.

Discount, Commissions and Expenses

The underwriters have advised us that they propose to offer the shares of common stock and the accompanying Warrants to the public at the combined public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $         per share of common stock and accompanying Warrant. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $         per share of common stock and accompanying Warrant to certain brokers and dealers. After this offering, the combined public offering price, concession and reallowance to dealers may be changed by the underwriters. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement. The shares of common stock and Warrants are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table shows the underwriting discount payable to the underwriters by us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase additional shares.

	Per Share and Accompanying Warrant	Total Without Exercise of Over- allotment Option	Total With Exercise of Over- allotment Option
Public offering price	$	$	$
Underwriting discount	$	$	$

In addition to the underwriting discount, we have agreed to pay to each of the underwriters a corporate financing fee equal to 1% of the gross proceeds of this offering.

We estimate that expenses payable by us in connection with this offering, other than the underwriting discount and commissions referred to above, will be approximately $     . We have agreed to reimburse the underwriters for certain out-of-pocket expenses not to exceed $150,000.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-up Agreements

We, our officers and directors have agreed, subject to certain exceptions, for a period of 60 days in our case and a period of 90 days in the case of our officers and directors after the date of the underwriting agreement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the underwriters. The underwriters may, in their sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

•

Syndicate covering transactions involve purchases of shares of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor the underwriters make any representations that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, the underwriters and any selling group members may engage in passive market making transactions in our common stock on The Nasdaq Stock Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended, during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Listing and Transfer Agent

Our common stock is listed on The Nasdaq Capital Market and trades under the symbol “MMAT.” The transfer agent of our common stock is American Stock Transfer & Trust Company, LLC. We do not plan on making an application to list the Warrants on The Nasdaq Capital Market, any national securities exchange or other nationally recognized trading system.

Electronic Distribution

This prospectus supplement and the accompanying prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other

From time to time, certain of the underwriters and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans. Except for services provided in connection with this offering, no underwriter has provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus supplement and we do not expect to retain any underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus supplement. Ladenburg Thalmann & Co. Inc., or Ladenburg, is acting as a sales agent under an At Market Issuance Sales Agreement, dated February 10, 2023, with us and the sales agents party thereto and has received total commissions of $183,349 and expense reimbursement of $125,000 from us in connection therewith. In addition, we may retain Ladenburg to act as a financial advisor or to provide other investment banking services to us with respect to various matters from time to time for which we expect to pay Ladenburg customary compensation.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Ballard Spahr LLP. Lowenstein Sandler LLP, New York, New York, is acting as counsel to the underwriters in connection with this offering.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2022, have been audited by KPMG LLP, our independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement or the documents incorporated by reference herein and therein. For further information with respect to us and the securities that we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement and the documents incorporated by reference herein and therein. You should rely only on the information contained in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein or in any free writing prospectus we may authorize for use in connection with this offering. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of the securities offered hereby.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

We make available, free of charge, through our investor relations website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, statements of changes in beneficial ownership of securities and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The address for our website is www.metamaterial.com. The contents on our website are not part of this prospectus supplement or the accompanying prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus supplement or the accompanying prospectus of the information contained at that site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We hereby incorporate by reference into this prospectus supplement the following documents (other than the portions of these documents deemed to be “furnished” or not deemed to be “filed,” including the portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items):

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 23, 2023 as amended by Form 10-K/A filed with the SEC on March 24, 2023;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 26, 2022;

•	our Current Reports on Form 8-K filed with the SEC on February 10, 2023, March 15, 2023 and April 4, 2023; and

•

the description of our common stock contained in the Registration Statement on Form 8-A, filed with the SEC on December  13, 2013, including any amendment or report filed for the purpose of updating such description (including Exhibit 4.6 to our Annual Report on Form 10-K/A filed with the SEC on March 24, 2023).

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K) (i) after the initial filing date of the registration statement of which this prospectus supplement forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus supplement from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any current report on Form 8-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon written or oral request made to us at the address or telephone number below, we will, at no cost to the requester, provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement (other than an exhibit to a filing, unless that exhibit is specifically incorporated by reference into that filing), but not delivered with this prospectus supplement. You may also access this information on our website at www.metamaterial.com by viewing the “Financials & Filings” subsection of the “Investors” menu. No additional information on our website is deemed to be part of or incorporated by reference into this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

Meta Materials Inc.

1 Research Drive

Dartmouth, Nova Scotia B2Y 4M9

Attn: Investor Relations

(902) 482-5729

PROSPECTUS

$250,000,000

Meta Materials Inc.

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Subscription Rights

Purchase Contracts

Units

We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $250,000,000.

The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “MMAT.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Investing in these securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 4 of this prospectus and “Item 1A—Risk Factors” of our most recent report on Form 10-K or 10-Q (including any amendment thereto) that is incorporated by reference in this prospectus before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 18, 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price up to $250,000,000.

This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest in our securities, you should read both this prospectus and any applicable prospectus supplement together with the additional information described in the sections titled “Where You Can Find More Information” and “Incorporation by Reference.”

We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth in the section titled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q and any amendments thereto. Unless the context indicates otherwise, references in this prospectus to “Meta Materials Inc.,” “we,” “our” and “us” refer, collectively, to Meta Materials Inc., a Nevada corporation, and its subsidiaries taken as a whole.

Company Overview

We are a developer of high-performance functional materials and nanocomposites. We have generated a portfolio of intellectual property and are moving toward commercializing products at a performance and price point combination that has the potential to be disruptive in multiple market verticals. Our platform technology includes holography, lithography and medical wireless sensing. The underlying approach that powers our platform technologies comprises advanced materials, metamaterials and functional surfaces. These materials include structures that are patterned in ways that manipulate light, heat and electromagnetic waves in unusual ways. Our advanced structural design technologies and scalable manufacturing methods provide a path to broad commercial opportunities in aerospace and defense, automotive, energy, healthcare, consumer electronics and data transmission.

We have many product concepts currently in various stages of development with multiple potential customers in diverse market verticals. Our business model is to co-develop innovative products or applications with industry leaders that add value. This approach enables us to understand market dynamics and ensure the relevance and need for our products.

Corporate Information

On June 28, 2021, we (formerly known as Torchlight Energy Resources, Inc., a Nevada corporation) completed a statutory plan of arrangement, or the Arrangement, under the Business Corporations Act (Ontario) pursuant to which we acquired all of the outstanding common stock of Metamaterial Inc., an Ontario corporation headquartered in Nova Scotia, Canada. Following the Arrangement, we changed our name from Torchlight Energy Resources, Inc. to Meta Materials Inc. and changed our trading symbol from “TRCH” to “MMAT.”

We are incorporated in Nevada and our principal executive offices are located at 1 Research Drive, Dartmouth, Nova Scotia B2Y 4M9. Our telephone number is (902) 482-5729 and our corporate website address is www.metamaterial.com. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and is not considered part of, this filing.

The Securities That May Be Offered

We may offer or sell common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts and units in one or more offerings and in any combination. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $250,000,000. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.

The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section titled “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our common stock, par value $0.001 per share, either alone or underlying other registered securities convertible into our common stock. Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred shareholders. We have not paid dividends in the past and have no current plans to pay dividends. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

Preferred Stock

Our board of directors has the authority, subject to limitations prescribed by Nevada law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our shareholders. Each series of preferred stock offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock.

Depositary Shares

We may offer depositary shares evidenced by depositary receipts, with each depositary share representing a fractional interest in a share of a particular series of preferred stock issued and deposited with a depositary to be designated by us. Each series of depositary shares or depositary receipts offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may offer debt securities that are convertible into shares of our common stock.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized the general features of the debt securities to be governed by the indenture in this prospectus and the form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture.

Warrants

We may offer warrants for the purchase of common stock, preferred stock, debt securities or depositary shares. We may offer warrants independently or together with other securities.

Subscription Rights

We may offer subscription rights to purchase our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering.

Purchase Contracts

We may offer purchase contracts, including contracts obligating holders or us to purchase from the other a specific or variable number of securities at a future date or dates.

Units

We may offer units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the section of the applicable prospectus supplement titled “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” in our most recent Quarterly Report on Form 10-Q filed subsequent to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

This prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we currently expect to use the net proceeds that we receive from this offering for working capital and other general corporate purposes. We may also use a portion of the net proceeds to acquire, license or invest in complementary products, technologies or businesses; however, we currently have no agreements or commitments to complete any such transaction. The expected use of net proceeds of this offering represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. Pending these uses, we may invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF CAPITAL STOCK

The description of our capital stock is incorporated by reference to Exhibit  4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 2, 2022.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may offer debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•

the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities, including the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion will be determined;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the right, if any, to defer payments of interest and the maximum length of such deferral period;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities, in whole or in part, at our option, and the manner in which any election by us to redeem the debt securities will be evidenced;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price, the conversion or exchange period, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such series of debt securities are redeemed;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities (including the terms pertaining to the exchange of any such securities);

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

if there is more than one trustee or a different trustee, the identity of the trustee and, if not the trustee, the identity of each security registrar, paying agent or authenticating agent with respect to such debt securities;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may offer debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Exchange Act, which we refer to as the depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth in the section titled “—Global Debt Securities and Book-Entry System,” book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, which we refer to as a successor person, unless:

•

we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described in the section titled “—Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described in the section titled “—Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series.

We refer to this as covenant defeasance. The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

•	such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;

•	no Default or Event of Default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and

•

delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Shareholders

None of our past, present or future directors, officers, employees or shareholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer depositary shares representing a fractional interest in a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our articles of incorporation and the articles of amendment for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent that it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of the Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and its duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF WARRANTS

We may offer warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•

if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•

the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions, and other provisions for changes to or adjustment in the exercise price, of the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may offer subscription rights to purchase our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•

the exercise price payable for our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each shareholder;

•

the number and terms of our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable subscription right agreements. These descriptions do not restate those subscription right agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable subscription right agreements because they, and not the summaries, define your rights as holders of the subscription rights. For more information, please review the forms of the relevant subscription right agreements, which will be filed with the SEC promptly after the offering of subscription rights and will be available as described in the section titled “Where You Can Find More Information.”

DESCRIPTION OF PURCHASE CONTRACTS

The following description summarizes the general features of the purchase contracts that we may offer under this prospectus. Although the features we have summarized below will generally apply to any future purchase contracts we may offer under this prospectus, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of any purchase contract that we may offer under this prospectus before the sale of the related purchase contract. We urge you to read any applicable prospectus supplement related to specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

We may offer purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

•

whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

•	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

•	any provisions relating to any security provided for the purchase contracts;

•

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	a discussion of certain U.S. federal income tax considerations applicable to the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS

We may offer units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see the section titled “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.

We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices that may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	if applicable, the names of any selling securityholders;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements that they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.

The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Ballard Spahr LLP, Las Vegas, Nevada. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, have been audited by KPMG LLP, the Company’s independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.metamaterial.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 2, 2022 and as amended on May 2, 2022;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 26, 2022;

•

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on May 10, 2022 (as amended on June  1, 2022), August  9, 2022 and November 9, 2022, respectively;

•	our Current Reports on Form 8-K filed on April 6, 2022, June 17, 2022, June 27, 2022, August 18, 2022 (as amended on August 19, 2022), August 31, 2022 and November 9, 2022; and

•

the description of our common stock contained in the Registration Statement on Form 8-A, filed with the SEC on December 13, 2013, including any amendment or report filed for the purpose of updating such description (including Exhibit 4.6 to our Annual Report on Form 10-K filed with the SEC on March 2, 2022).

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

Meta Materials Inc.

1 Research Drive

Dartmouth, Nova Scotia B2Y 4M9

Attn: Investor Relations

(902) 482-5729

Shares of Common Stock

Warrants to Purchase up to Shares of Common Stock

PROSPECTUS SUPPLEMENT

Ladenburg Thalmann	A.G.P.

April     , 2023